U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2003

AMEDISYS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of

Incorporation or Organization)

0-24260	11-3131700
(Commission File Number)	(I.R.S. Employer Identification No.)

11100 Mead Road, Suite 300, Baton Rouge, LA 70816

(Address of principal executive offices including zip code)

(225) 292-2031

(Registrant’s telephone number, including area code)

ITEM	1. CHANGES IN CONTROL OF REGISTRANT

Not applicable

ITEM	2. ACQUISITION OR DISPOSITION OF ASSETS

On August 5, 2003, effective August 1, 2003, Amedisys LA Acquisitions, LLC (“Purchaser”), a wholly-owned subsidiary of Amedisys, Inc. (“Amedisys”) which acted as Guarantor, purchased certain assets and certain liabilities, of nine home care offices of Standard Home Health Care, Inc. and Cypress Health Services, LLC (“Sellers”), located in southeast Louisiana. The Purchaser and Amedisys had no material relationship with the Sellers or any of their affiliates prior to this transaction. The purchase price of approximately $8 million was comprised of $6 million in cash at closing, 163,000 shares of Amedisys, Inc. common stock, and $1 million in a three-year note subject to performance requirements. The assets acquired consist primarily of Medicare and Medicaid provider numbers; furniture, fixtures, equipment, and leasehold improvements; inventory; prepaid expenses; advances and deposits; office supplies; records and files; transferable governmental licenses and permits; and rights in, to and under specified licenses, contracts, leases and agreements. The liabilities being assumed are the paid-time-off balances of the Sellers employees, the value of which was offset from the cash paid to Sellers at closing, and obligations arising on or subsequent to the closing dates under the assumed contracts. The Sellers and their principals have agreed that for a period of two years from the effective date of the acquisition they will not compete with the Company in the business of providing home care services in the parishes currently served by the acquired offices. Additionally, the principals have entered into employment agreements with the Company that include separate non-competition covenants. This acquisition is being accounted for as a purchase.

ITEM	3. BANKRUPTCY OR RECEIVERSHIP

Not applicable

ITEM	4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Not applicable

ITEM	5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Not applicable

ITEM	6. RESIGNATIONS OF REGISTRANT’S DIRECTORS

Not applicable

ITEM	7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

The appropriate financial statements will be filed with the Securities and Exchange Commission no later than 75 days after the consummation of the acquisition.

(b)	Pro Forma Financial Information.

The appropriate pro forma financial information relating to the acquisition will be filed with the Securities and Exchange Commission no later than 75 days after the consummation of the acquisition.

(c)	Exhibit No.

2.1	(i)	Asset purchase agreement by and among Amedisys LA Acquisitions, LLC, Amedisys, Inc., Standard Home Health Care, Inc., Cypress Health Services, LLC, David J. Martin, Jr., Charles Gregory Eckert, and Brandon J. Migliore.

(i)	Filed herewith.

ITEM	8. CHANGE IN FISCAL YEAR

Not applicable

ITEM	9. REGULATION FD DISCLOSURE

Not applicable

ITEM 10.	AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not applicable

ITEM	11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLAN

Not applicable

ITEM	12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Gregory H. Browne
Gregory H. Browne Chief Financial Officer

DATE: August 19, 2003